Exhibit 10

CONFIDENTIAL TREATMENT REQUESTED.
Confidential portions of this document have been redacted and have been separately filed with the Commission.

MANAGED ACCOUNT AGREEMENT

This Managed Account Agreement (“Agreement”) is made and entered into this 24th day of January, 2011 between Tactical Investment Management Corporation, a Michigan Corporation (“Tactical” or “Advisor”) and ADF Trading Company XII, LLC (“Client”).

WHEREAS, Client is engaging Tactical to commence trading a managed account according to its Institutional Commodity Program, and

WHEREAS, Tactical is registered as a Commodity Trading Advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association and will maintain that registration and membership for the term of this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1.	Client acknowledges receipt of the Disclosure Document of Tactical Institutional Commodity Program dated October 20, 2010 (“Disclosure Document”). The provisions of said Disclosure Document are incorporated by reference herein.

2.	Limited Power of Attorney. Client will open an account (“Account”) with a Futures Commission Merchant and Foreign Exchange Broker (“Broker”) with Power of Attorney granted to Tactical as its agent and attorney in fact. Client hereby constitutes and appoints Tactical as its agent and attorney-in-fact, with full power and authority to act for it and on its behalf to direct the purchase and sale of investments for its Account including, but not limited to, commodity futures contracts, options on futures contracts, physical commodities, foreign exchange contracts (including spot, forward and non-deliverable forward contracts), interest–bearing instruments and any other investments which are part of the Tactical Institutional Commodity Program. The Advisor shall have discretionary authority to make all trading decisions for the Account, without prior consultation with Client and without prior notice to Client with respect to such trading decisions.

Accordingly, the Broker is authorized and empowered to follow the instructions of Tactical as the agent and attorney-in-fact in every respect with regard to any such purchases or sales for Client’s Account and Client hereby ratifies and confirms any and all transactions effected in and for its Account by said agent and attorney-in-fact, and agreements entered into on Client’s behalf by said agent and attorney-in-fact.

Client agrees to indemnify, hold free and harmless Tactical, its officers, directors, agents, principals, successors and assigns, for any loss, liability or damage, including attorney fees and costs, arising from this Agreement including but not limited to losses in the Account resulting from Tactical’s management thereof. This power of attorney, authorization and indemnity is in addition to and in no way limits or restricts any and all rights which Client may have under any other agreement(s).

This power of attorney and authorization shall continue in full force and effect and Tactical, its successors and assigns shall be indemnified in relying thereon until it receives written notice of revocation thereof, signed by Client. Such revocation or termination shall in no way affect the validity of this power or Client’s liability under the indemnity herein contained.

3.	Fees. In consideration of and as compensation for its advisory services, Client agrees to pay Tactical an annual ***% management fee paid monthly (***% of Net Asset Value per month) with a ***% incentive fee paid quarterly. The management fee is paid monthly regardless of the performance of the account. The incentive fee is paid as of the end of business on the last business day of the calendar quarter in which the Account has Trading Profits. Net Asset Value and Trading Profits are defined in the Disclosure Document.

4.	Payment of Fee Direction. Client hereby authorizes the Broker to withdraw from Client’s Account a monthly management fee and a quarterly incentive fee, if any, and pay them directly to Tactical as instructed. Tactical will provide the Broker with the appropriate fee calculations and said fees are payable upon receipt by the Broker.

5.	Fully-Funded Account and Interest Earnings. Client agrees to fully-fund the Account prior to the commencement of trading. The Broker will provide a duplicate statement to the Advisor evidencing the deposit of funds in the Account.

The Advisor and Client have agreed that the Account will earn interest on an ongoing basis. The Advisor will include the interest earned in the performance calculations for the Account. Interest earned will be included in the calculation for management and incentive fees paid to the Advisor.

6.	Responsibilities of the Broker. Client recognizes that Tactical will transmit orders on Client’s behalf to the Broker or its executing agents. Tactical’s responsibilities with respect to any of Client’s transactions shall be fulfilled at the time that a complete order has been transmitted to the Broker or its executing agents. Tactical shall not be responsible for any acts, omissions or errors of the Broker or its executing agents in executing such orders, provided however, that Tactical will attempt to have the Broker adjust Client’s Account to the extent that they make any errors or omissions in carrying out such orders. The Broker will furnish the Client with confirmations of all transactions effected in the Account, monthly statements showing information concerning trading activities in the Account, and other account statements customarily furnished by the Broker to its customers, with copies of all such reports to Tactical.

7.	Acknowledgment of risk associated with commodity interest trading and lack of guarantee by the Advisor. Client is aware of the speculative nature and the risks associated with commodity interest trading which include the risk that Client may incur trading losses in excess of the capital contributed to the Account. Additional risks are provided in the Disclosure Document.

8.	Termination. Either party may terminate this Agreement with 10 days written notice. Notice will be provided to each party at the address of record.

IN WITNESS WHEREOF, the parties have signed this Agreement according to the date provided above.

ADF Trading Company XII, LLC

/s/ Adam Langley
by: Adam Langley, Chief Compliance Officer

Tactical Investment Management Corporation

/s/ David S. Druz
by: David S. Druz, President

__________________

*** Confidential material redacted and filed separately with the Commission.